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                                                                   EXHIBIT 99(n)

INDEPENDENT AUDITORS' CONSENT

Muniholdings Pennsylvania Insured Fund

We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-68451 of our report dated January 21, 1999 and to the reference to us under the caption "Experts" both of which appear in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
February 23, 1999